Exhibit 3.4

                                                            Filing fee:  $50.00
                                                     By:  Royal Equity Exchange
                                                             63 South First St.
                                                          Minneapolis MN  55401
FILED
In the office of the
Secretary of State of the
STATE OF NEVADA

Dec 4, 1987

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCOPORATION
                         OF ROYAL EQUITY EXCHANGE, INC.

     Pursuant to the applicable provisions of Nevada Corporate Laws, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation by stating the following:

     FIRST: The present name of the corporation is Royal Equity Exchange, Inc.

     SECOND: The following amendments to its Articles of Incorporation were adopted by the shareholders of the corporation on October 15, 1987, in the manor prescribed by Nevada Law.

     Article III - PURPOSES - shall be amended to read as follows:

          "The purpose or purposes for which this corporation is engaged are general business purposes or any other lawful activity."

     Article IV - STOCK - shall be amended to read as follows:

          "The total number of shares of common stock which the corporation shall have the authority to issue is 500,000,000 with a par value of $.001 per share. All of the common stock shall have the same rights and preferences. In addition, the corporation shall have the right to issue 100,000,000 shares of preferred stock with a par value of $.001 per share. The preferred stock shall have such rights as the Board of Directors may from time to time determine. Cumulative voting shall not be permitted. Fully-paid stock of this corporation shall not be liable to any further call or assessment."

     Article XII - IDENTIFICATION - shall read as follows:



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          "Neither the Corporation nor any stockholder shall have any claim against any officer(s) of the Corporation and/or any Director(s) of the Board of Directors based upon or arising out of any act or omission of the Officer(s) or Directors(s) in the exercise of his, her or their judgment relative to the Corporation provided that such Officer(s) and/or Director(s) was acting in good faith and was not negligent or guilty of misconduct. The Corporation shall indemnity any Officer(s) and/or Director(s) against any claim or liability incurred by, or imposed upon any Officer(s) and/or Director(s) in the good faith exercise of its judgment relative to the Corporation, provided that such claim or liability was not the result of negligence or misconduct on the part of the Officer(s) or Director(s)."

     Article XIII - AMENDMENT OF BY-LAWS - shall read as follows:

          "The corporate by-laws may be altered, amended or repealed and new by-laws may be adopted by either:

          (1) a majority of all the shares issued and outstanding, at any annual stockholders' meeting or at any special stockholders' meeting or at any special stockholders' meeting when proposed amendment has been set out in the notice of such meeting; or

          (2) by a majority of the Directors at any Board of Directors' meeting when the proposed amendment has been set out in the notice of such meeting.

     THIRD: the number of shares of the corporation outstanding and entitled to vote on amendments to the Articles of Incorporation is 10,630,600; that the said amendments have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

     DATED this 24th day of November, 1987

          ROYAL EQUITY EXCHANGE, INC.




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                                            /s/ William R. Bergstedt
                                            ------------------------
                                            President


         State of Minnesota                 )
                                            )ss.
         County of Nennepin                 )

     Before me the undersigned Notary Public in and for the said County and State, personally appeared the President and Secretary of Royal Equity Exchange, Inc., a Nevada corporation, and signed the foregoing Articles of Amendment as their own free and voluntary act and deed pursuant to a corporate resolution for the uses and purposes set forth. IN WITNESS WHEREOF, I have hereunto set my hand and seal this 24th day of November, 1987.

         My Commission Expires:                      /s/ Tamilee Jones
                                                     ----------------
                                                     Notary public residing at
         June 23, 1993                               Minneapolis, Minnesota

         Seal of Notary (SEAL)

                                                        VERIFICATION

         State of Minnesota                 )
                                            )ss.
         County of Nennepin                 )

     The undersigned being first duly sworn, deposes and states: that he is the Secretary of Royal Equity Exchange, Inc., that he has read the Articles of Amendment and knows the contents thereof and that the same contains a truthful statement of the amendment duly adopted by the Stockholders of the Corporation.

                                                     /s/
                                                     ---------------
                                                     Secretary


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